As filed with the Securities and Exchange Commission on April 21, 2017

Registration No. 333-216733

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LADENBURG THALMANN FINANCIAL

SERVICES INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	65-0701248
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

4400 Biscayne Boulevard, 12th Floor

Miami, Florida 33137

(305) 572-4100

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Richard J. Lampen

President and Chief Executive Officer

Ladenburg Thalmann Financial Services Inc.

4400 Biscayne Boulevard, 12th Floor

Miami, Florida 33137

(305) 572-4100

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Bradley D. Houser, Esq.

Holland & Knight LLP

701 Brickell Avenue

Suite 3300

Miami, Florida 33131

(305) 374-8500

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by a checkmark if the registrant has elected not to use the extended period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 2 to the Registration Statement on Form S-3 (Registration No. 333-216733) filed by Ladenburg Thalmann Financial Services Inc. on March 16, 2017 (the “Registration Statement”) is being filed solely for the purpose of updating the auditors’ consent filed with the Registration Statement as Exhibit 23.1. The prospectus is unchanged and has been omitted.

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The expenses payable by us in connection with the distribution of the securities being registered are as follows (all amounts are estimates, except for the SEC registration fee):

SEC registration fee		$57,950
Listing fees and expenses		*
Trustee’s fees and expenses		*
Transfer agent and registrar fees		*
Printing expenses		*
Accounting fees and expenses		*
Rating agency fees		*
Legal fees and expenses		*
Miscellaneous expenses		*

TOTAL	$	*

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

ITEM 15	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

We are incorporated in the State of Florida and subject to the Florida Business Corporation Act, or the Florida Act. Section 607.0831 of the Florida Act provides that a director is not personally liable for monetary damages to a corporation or any other person for any statement, vote, decision, or failure to act regarding corporate management or policy unless (1) the director breached or failed to perform his or her duties as a director and (2) the director’s breach of, or failure to perform, those duties constitutes (a) a violation of the criminal law, unless the director had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful, (b) a transaction from which the director derived an improper personal benefit, either directly or indirectly, (c) a circumstance under which the liability provisions of Section 607.0834 of the Florida Act are applicable, (d) in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation, or willful misconduct, or (e) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property. A judgment or other final adjudication against a director in any criminal proceeding for a violation of the criminal law estops that director from contesting the fact that his or her breach, or failure to perform, constitutes a violation of the criminal law; but does not estop the director from establishing that he or she had reasonable cause to believe that his or her conduct was lawful or had no reasonable cause to believe that his or her conduct was unlawful.

Under Section 607.0850 of the Florida Act, a corporation has the power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of the corporation), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, has reasonable cause to believe that his or her conduct was unlawful.

Also, under Section 607.0850 of the Florida Act, a corporation has the power to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

In addition, under Section 607.0850 of the Florida Act, to the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any proceeding described above, or in defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith.

The indemnification and advancement of expenses provided pursuant to Section 607.0850 of the Florida Act are not exclusive, and a corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. However, indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee or agent if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (a) a violation of the criminal law, unless the director, officer, employee or agent had reasonable cause to believe his or her conduct was unlawful; (b) a transaction from which the director, officer, employee or agent derived an improper personal benefit; (c) in the case of a director, a circumstance under which the above liability provisions of Section 607.0834 of the Florida Act (relating to unlawful distributions) are applicable; or (d) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

Section 607.0850 of the Florida Act also provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against the person and incurred by him or her in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of Section 607.0850. We currently maintain such liability insurance for each of our directors and officers.

Article XI of our articles of incorporation, as amended, and Article VII of our amended and restated bylaws provide for indemnification of, and advancement of expenses to, our directors and officers to the fullest extent permitted by law, as now in effect or later amended.

Also, we have entered into indemnification agreements with all of our directors and executive officers whereby we have agreed to indemnify, and advance expenses to, such persons to the fullest extent permitted by applicable law. Each indemnification agreement continues until, and terminates upon the later of, (i) ten years after the date that the particular indemnified person ceases to serve as one of our directors or officers or (ii) the final termination of all pending proceedings in respect of which such director or executive officer is granted rights of indemnification or advancement of expenses or any proceeding commenced by such indemnified person.

ITEM 16	EXHIBITS

Exhibit Number	Description	Incorporated By Reference from Document	No in Document

1.1	Form of Underwriting Agreement.*

3.1	Articles of Incorporation	A	3.1

3.2	Articles of Amendment to Articles of Incorporation dated August 24, 1999	B	3.2

3.3	Articles of Amendment to Articles of Incorporation, dated April 3, 2006	C	3.1

3.4	Articles of Amendment to Articles of Incorporation, dated May 9, 2013	D	3.1

3.5	Articles of Amendment to Articles of Incorporation, dated May 21, 2013, designating 5,290,000 shares of Ladenburg Thalmann Financial Services Inc.’s 8.00% Series A Cumulative Redeemable Preferred Stock	E	3.6

3.6	Articles of Amendment to Articles of Incorporation, dated June 20, 2013, designating 3,000,000 additional shares of Ladenburg Thalmann Financial Services Inc.’s 8.00% of Series A Cumulative Redeemable Preferred Stock	F	3.1

3.7	Articles of Amendment to the Articles of Incorporation, dated June 9, 2014	I	3.1

3.8	Articles of Amendment to the Articles of Incorporation, dated June 25, 2014	J	3.1

3.9	Articles of Amendment to the Articles of Incorporation, dated November 20, 2014	K	3.1

3.10	Articles of Amendment to the Articles of Incorporation, dated May 20, 2015	L	3.1

3.11	Articles of Amendment to the Articles of Incorporation, dated May 18, 2016	M	3.1

3.12	Amended and Restated Bylaws	G	3.2

4.1	Form of Common Stock Certificate	A	4.1

4.2	Specimen 8.00% Series A Cumulative Redeemable Preferred Stock Certificate	E	4.1

4.3	Form of Articles of Amendment to Articles of Incorporation Establishing a Series of Preferred Stock*

4.4	Form of Preferred Stock Certificate*

4.5	Form of Debt Indenture	H	4.8

4.6	Form of Debt Security*

4.7	Form of Deposit Agreement*

4.8	Form of Depositary Receipt*

4.9	Form of Warrant Agreement (including form of warrant certificate)*

4.10	Form of Rights Agreement (including form of rights certificate).*

4.11	Form of Purchase Contract*

4.12	Form of Unit Agreement*

5.1	Opinion of Holland & Knight LLP**

12.1	Computation of Ratio of Earnings to Fixed Charges and Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends**

23.1	Consent of EisnerAmper LLP***

23.3	Consent of Holland & Knight LLP (included in Exhibit 5.1)**

24.1	Power of Attorney (included on signature page of this Registration Statement)**

25.1	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 under the Indenture.****

*	To be filed by amendment or as an exhibit to a current report on Form 8-K and incorporated by reference herein
**	Previously filed
***	Filed herewith
****	To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, if applicable.

A.	Registration Statement on Form SB-2 (File No. 333-31001), filed with the SEC on July 10, 1997.

B.	Annual Report on Form 10-K, filed with the SEC on November 22, 1999.

C.	Quarterly Report on Form 10-Q for the quarter ended June 30, 2006, filed with the SEC on July 27, 2006.

D.	Current Report on Form 8-K, filed with the SEC on May 15, 2013.

E.	Registration Statement on Form 8-A, filed with the SEC on May 24, 2013.

F.	Current Report on Form 8-K, filed with the SEC on June 25, 2013.

G.	Current Report on Form 8-K, filed with the SEC on September 21, 2007.

H.	Registration Statement on Form S-3 (File No. 333-187322), filed with the SEC on March 18, 2013.

I.	Current Report on Form 8-K, filed with the SEC on June 13, 2014.

J.	Current Report on Form 8-K, filed with the SEC on June 27, 2014.

K.	Current Report on Form 8-K, filed with the SEC on November 21, 2014.

L.	Current Report on Form 8-K, filed with the SEC on May 22, 2015.

M.	Current Report on Form 8-K, filed with the SEC on May 20, 2016.

ITEM 17	UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(5) That, for purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the city of Miami, State of Florida, on April 21, 2017.

LADENBURG THALMANN FINANCIAL SERVICES INC.

By:	/s/ Brett Kaufman
Name:	Brett Kaufman
Title:	Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

	/s/* Richard J. Lampen	President, Chief Executive Officer and Director (Principal Executive Officer)	April 21, 2017

	/s/ Brett Kaufman Brett Kaufman	Senior Vice President and Chief Financial Officer (Principal Accounting and Financial Officer)	April 21, 2017

	/s/* Henry C. Beinstein	Director	April 21, 2017

	/s/* Phillip Frost, M.D.	Director	April 21, 2017

	/s/* Brian S. Genson	Director	April 21, 2017

	/s/* Saul Gilinski	Director	April 21, 2017

	/s/* Dr. Richard M. Krasno	Director	April 21, 2017

	/s/* Howard M. Lorber	Director	April 21, 2017

	/s/* Jeffrey S. Podell	Director	April 21, 2017

	/s/* Jacqueline M. Simkin	Director	April 21, 2017

	/s/* Mark Zeitchick	Director	April 21, 2017

*By:	/s/ Brett Kaufman Brett Kaufman	Attorney-in-Fact	April 21, 2017